VENABLE, BAETJER AND HOWARD, LLP
                       2 Hopkins Plaza
           1800 Mercantile Bank and Trust Company
                 Baltimore, Maryland  21201



                    December 29, 1995



The Chapman Funds, Inc.
401 E. Pratt Street
Suite 2800
Baltimore, Maryland 21202

          Re:  The Chapman Funds, Inc.

Ladies and Gentlemen:

          We understand that The Chapman Funds, Inc., a
Maryland corporation (the "Company"), is about to file a Rule 24f-2 Notice with the Securities and Exchange
Commission (the "SEC") pursuant to Rule 24f-2 under the
Investment Company Act of 1940, as amended, making definite the registration of 14,227,088 shares of The Chapman US
Treasury Money Fund common stock, par value $.001 per share
(the "Shares"), of the Company sold pursuant to Rule 24f-2 during the Fund's fiscal year ended October 31, 1995.

          We are acting as counsel for the Company and have examined its Charter and Bylaws and the Prospectuses and Statement of Additional Information included in its Registration Statement on Form N-1A, as amended (the
"Prospectuses"), and have examined and relied upon such corporate records of the Company and other documents and certificates as to factual matters as we deem necessary for the purpose of this opinion.

          We have relied on a certificate of an officer of the Company that (i) the number of Shares of each series and class of the Company issued and outstanding at any time during the fiscal year ended October 31, 1995 did not exceed the number of Shares of each of the series and classes, respectively, authorized in the Company's Charter, and
(ii) the Company or its authorized agent received the authorized payment for the Shares and the Shares were issued in accordance with the terms described in the Prospectuses. We have assumed, without independent verification, the genuineness of signatures on, and the authenticity of, all documents furnished to us and the conformity of copies to the originals.

          Based upon the foregoing, we are of the opinion that the Shares, when issued, were validly and legally issued and fully paid and nonassessable under the laws of the State of Maryland.

          This letter expresses our opinion as to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock, but does not extend to the securities or "blue sky" laws of Maryland, to federal securities or to other laws.

          We consent to the filing of this opinion as an exhibit to the Company's Rule 24f-2 Notice. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

                         Very truly yours,


                         /s/ VENABLE, BAETJER AND HOWARD,
LLP

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